Exhibit 99.1

CONTACT:

VIVUS, Inc.	Trout Group
Timothy E. Morris	Ian Clements (SF) 415-392-3385
Chief Financial Officer	Brian Korb (NYC) 646-378-2923
650-934-5200

FOR IMMEDIATE RELEASE

VIVUS to Present at the Sixth Annual JMP Securities Research Conference

MOUNTAIN VIEW, Calif., May 15 - VIVUS, Inc. (NASDAQ: VVUS), a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products addressing obesity and sexual health, today announced that Leland F. Wilson, President & CEO, will present at the Sixth Annual JMP Securities Research Conference in San Francisco, on Wednesday, May 23, 2007 at 2:30 pm. Pacific Time.

The presentation will be webcast live and archived for 90 days after the conference.  The presentation will be available at http://www.wsw.com/webcast/jmp4/vvus/.

About VIVUS

VIVUS, Inc. is a pharmaceutical company dedicated to the development and commercialization of next-generation therapeutic products addressing obesity and sexual health. VIVUS has three products that are positioned to enter Phase 3 clinical trials, and one product currently under NDA review by the FDA. The investigational pipeline includes: Qnexa(TM), for which a Phase 2 study has been completed for the treatment of obesity; Testosterone MDTS(R), for which a Phase 2 study has been completed for the treatment of Hypoactive Sexual Desire Disorder (HSDD); EvaMist(TM), for which a Phase 3 study has been completed and an NDA submitted for the treatment of menopausal symptoms; and avanafil, for which a Phase 2 study has been completed for the treatment of erectile dysfunction (ED). MUSE(R) is approved and currently on the market for the treatment of ED. For more information on clinical trials and products, please visit the company’s web site at www.vivus.com.

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